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            Richard Szymanski (973) 808-7751

            July 29, 2004

        PRIME HOSPITALITY CORP. REPORTS AN INCREASE SECOND QUARTER INCOME

Fairfield, NJ - Prime Hospitality Corp. (NYSE:PDQ), a leading hotel owner, operator and franchisor, reported its results for the three and six months ended June 30, 2004.

Prime reported net income for the second quarter of 2004 of $3.6 million, or $.08 per share, compared to a loss of $17.8 million, or $.40 per share, for the second quarter of 2003. The second quarter of 2003 included a loss of $.48 per share from the termination of our lease with Hospitality Properties Trust ("HPT") and gains of $.03 per share from asset sales and debt retirements.

"Our second quarter results reflect our objective of emphasizing the quality of our brand offerings and increasing our room rates" said A.F. Petrocelli, chairman and CEO of Prime. "For the quarter, we achieved an 8.1% increase in average daily rate. While this resulted in lower occupancy levels, it improved operating margins by 160 basis points. We believe that as more markets recover, we will see occupancy improvements."

"During the quarter, we converted the 12 full-service hotels which we added through our new management agreement with HPT to the Prime Hotels and Resorts brand. We now have 15 Prime Hotels open in 10 states and we look forward to the opportunities this presents for all of our brands."

For the six months ended June 30, 2004, net income was $0.7 million, or $.02 per share, compared to a loss of $24.5 million, or $.55 per share, for the comparable period in 2003. The 2003 amounts reflect a loss of $.48 per share related to the HPT lease.

OPERATING RESULTS

For the quarter, total revenues increased by $12.8 million to $124.1 million due to the addition of twelve full-service hotels in January 2004.

Operating income plus depreciation increased by $2.8 million to $20.8 million in the second quarter of 2004. This was due to the elimination of deficits incurred in the second quarter of 2003 on our lease with HPT which was converted to a management agreement in December 2003, and operating improvements at existing hotels. Interest expense declined by 11.0% to $4.8 million for the quarter ended June 30, 2004, due to debt reductions.

In addition, through June 30, 2004, we have earned approximately $2.5 million in management and franchise fees as calculated under our agreement with HPT. This amount has been recorded as deferred income in accordance with generally accepted
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accounting principles and may not be recognized as income until the fourth quarter when the annual calculation is finalized.

For the second quarter of 2004, revenue per available room ("REVPAR") at our comparable hotels decreased by 0.2% compared to the second quarter of 2003. Average daily rate ("ADR") increased by 8.1% to $70.41 and occupancy decreased by 5.3 percentage points to 64.5%. Gross operating profit margins at comparable hotels increased by 1.6 percentage points due to higher ADR and operating efficiencies.

SYSTEM-WIDE PERFORMANCE

For the second quarter of 2004, we reported a 1.4% REVPAR increase at our comparable AmeriSuites hotels. ADR increased by 6.5% to $71.33 and occupancy decreased by 3.4 percentage points to 67.6%. Increases were reported in Miami, Nashville, Orlando and Richmond while decreases were posted in Albuquerque, Austin, Chicago and Detroit.

For the second quarter of 2004, we reported a 0.4% REVPAR decrease at our comparable Wellesley Inns & Suites hotels, ADR increased by 6.2% to $57.91 and occupancy decreased by 4.2 percentage points to 62.2%. The Austin, Orlando and South Florida markets reported increases while revenues decreased in Atlanta, Dallas, Houston and the Northeast.

For the second quarter of 2004, we reported a 2.0% REVPAR decrease at our three owned Prime Hotels. ADR increased by 3.4% to $116.45 while occupancy decreased by 3.9 percentage points to 69.7%. The Saratoga Springs Prime Hotel reported an increase due to strong group business while the Secaucus and Fairfield Prime Hotels' revenues decreased.

Our non-proprietary brand full-service hotels, reported a 1.0% REVPAR decrease for the second quarter of 2004. ADR increased by 3.3% to $110.93 and occupancy decreased by 2.7 percentage points to 64.3%. The full-service hotels were impacted by a decrease in group business in Northern New Jersey partially offset by a recovery in tourism at the Quebec City Holiday Inn.

HOTEL DEVELOPMENTS

As of June 30, 2004, we had 148 AmeriSuites, 81 Wellesley Inns & Suites and 15 Prime Hotels in operation.

Under our new management agreement with HPT, in the second quarter of 2004 we converted twelve full-service Wyndham hotels to the Prime Hotels and Resorts brand. We now have 15 Prime Hotels open in 10 states encompassing almost 3,000 guestrooms.

Currently, we have four AmeriSuites under construction and another four in the planning stage.

During the quarter, we completed our installation of high speed internet access in all of our owned and all HPT-owned AmeriSuites, Wellesley Inns & Suites and Prime Hotels and Resorts properties. This new amenity is available on both a wired and wireless basis in all guest and meeting rooms and via wireless access in all common areas, including hotel lobbies, fitness centers, pool areas and restaurants.
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FINANCIAL CONDITION

As of June 30, 2004, we had $222.6 million in debt and $12.2 million in cash and cash equivalents. Our debt to book capitalization percentage is 24.7%. Our debt to last twelve months EBITDA ratio is 3.59 times, and our EBITDA to interest is
3.39 times, as defined under our revolving credit facility. The covenants in this facility require us to maintain a debt to EBITDA ratio of 4.25 times and an EBITDA to interest ratio of 2.50 times.

2004 OUTLOOK

Our current estimate for 2004 is for operating income plus depreciation to be in the range of $65 - $70 million and earnings per share before asset transactions to be in the $.05 - $.10 range. We estimate earnings per share for the third quarter of 2004 to be $0.07 per share.

We currently expect capital expenditures to be approximately $15 million in 2004 with the majority to be spent on maintenance capital. We expect to generate approximately $30 million in free cash flow in 2004 before asset sales.

Prime Hospitality Corp., one of the nation's premiere lodging companies, owns, manages and franchises 256 hotels throughout North America. The Company owns and operates three proprietary brands that compete in different segments:
AmeriSuites(R) (all-suites), Wellesley Inns & Suites(R) (limited-service) and Prime Hotels & Resorts (full-service). Also within our portfolio are owned and/or managed hotels operated under franchise agreements with national hotel chains including Hilton, Sheraton, Holiday Inn and Ramada. Prime can be accessed over the internet at www.primehospitality.com.

Prime Hospitality Corp. will hold a conference call on July 29, 2004 at 9:30 a.m. EST to discuss our second quarter results. Investors and members of the media may participate by calling 800-243-6403. A recording of the call will be available through August 12, 2004 by calling 800-839-6713 and using the conference ID# 6046677.

Statements in this press release, other than statements of historical information, may constitute forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe", "anticipate", "project", "expect", "estimate", "intends", "may result", "will continue", and words of similar impact identify forward-looking statements. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. These risks include but are not limited to changes in economic conditions, supply and demand changes for hotel rooms, competition within the lodging industry, relationships with owners, franchisees and suppliers, the impact of government regulations, the availability of capital, the ability to attract and retain personnel and the impact of emerging technologies. Prime undertakes no obligation to update the information set forth herein. For further information regarding forward-looking statements and to some of the factors and uncertainties affecting us, please refer to the Company's filings with the Securities and Exchange Commission (SEC) copies of which are available from the SEC or may be obtained upon request from the Company.
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                    PRIME HOSPITALITY CORP. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                      QUARTER                   YEAR TO DATE
                                                                                2004          2003            2004          2003
                                                                                ----          ----            ----          ----
 Revenues:
     Owned hotels                                                            $  69,903     $  71,966       $ 131,090     $ 134,234
     Cash flow hotels                                                           38,126        23,380          73,384        44,199
     Management, franchise and other fees                                        7,335         8,147          13,665        13,641
                                                                             ---------     ---------       ---------     ---------
          Total revenue before reimbursable costs                              115,364       103,493         218,139       192,054
     Cost reimbursements                                                         8,730         7,754          16,625        14,960
                                                                             ---------     ---------       ---------     ---------
          Total revenues                                                       124,094       111,247         234,764       207,014

 Costs and expenses:
     Owned hotels                                                               44,585        47,046          88,234        92,289
     Cash flow hotels                                                           38,937        26,089          75,950        51,559
     Brand operating                                                             4,224         5,422           8,430         8,953
     General and administrative                                                  6,850         7,013          14,081        13,913
     Depreciation and amortization                                              10,363         9,662          20,618        20,295
                                                                             ---------     ---------       ---------     ---------
          Total costs and expenses before reimbursable costs                   104,959        95,232         207,313       187,009
     Reimbursable costs                                                          8,730         7,754          16,625        14,960
                                                                             ---------     ---------       ---------     ---------
          Total costs and expenses                                             113,689       102,986         223,938       201,969
Operating income (loss)                                                         10,405         8,261          10,826         5,045
Investment income                                                                   26           429              51           871
Interest expense                                                                (4,773)       (5,365)         (9,591)      (10,993)
Gains (losses) on retirement of debt                                                --           822              --         1,622
Other income (loss)                                                                303       (35,346)            314       (35,346)
                                                                             ---------     ---------       ---------     ---------
 Income (loss) before equity in earnings of unconsolidated joint
     ventures, income taxes and discontinued operations                          5,961       (31,199)          1,600       (38,801)

Equity in earnings of unconsolidated joint ventures                                 94           263             168           453
                                                                             ---------     ---------       ---------     ---------
Income (loss) before income taxes and discontinued operations                    6,055       (30,936)          1,768       (38,348)
Provision (benefit) for income taxes                                             2,362       (12,065)            690       (14,956)
                                                                             ---------     ---------       ---------     ---------
Income (loss) before discontinued operations                                     3,693       (18,871)          1,078       (23,392)

Discontinued operations:
     Income (loss) from discontinued operations, net of income taxes                --            85            (126)         (480)
     Gain (loss) on disposal, net of income taxes                                 (117)          964            (238)         (582)
                                                                             ---------     ---------       ---------     ---------
Net income (loss)                                                            $   3,576     $ (17,822)      $     714     $ (24,454)
                                                                             =========     =========       =========     =========
Earnings (loss) per common share:
Basic:
        Income (loss) before discontinued operations                         $    0.08     $   (0.42)      $    0.02     $   (0.53)
        Income (loss) from discontinued operations, net of income taxes             --          0.02              --         (0.02)
                                                                             ---------     ---------       ---------     ---------
 Net income (loss)                                                           $    0.08     $   (0.40)      $    0.02     $   (0.55)
                                                                             =========     =========       =========     =========
Diluted:
       Income (loss) before discontinued operations                          $    0.08     $   (0.42)      $    0.02     $   (0.53)
       Income (loss) from discontinued operations, net of income taxes              --          0.02              --         (0.02)
                                                                             ---------     ---------       ---------     ---------
Net income (loss)                                                            $    0.08     $   (0.40)      $    0.02     $   (0.55)
                                                                             =========     =========       =========     =========

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                             PRIME HOSPITALITY CORP.
                            BALANCE SHEET INFORMATION
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              JUNE 30,       DECEMBER 31,
                                                                2004            2003
                                                                ----            ----
Cash and cash equivalents                                    $   12,182      $   12,901
Fixed assets                                                    908,796         925,380
Total assets                                                    995,120       1,007,305

Revolving credit facility                                        30,000          35,000
Other debt                                                      192,641         193,602
                                                             ----------      ----------
Total debt                                                      222,641         228,602

Stockholders' equity                                         $  680,153      $  681,014

Quarterly weighted average diluted shares outstanding            46,030          44,737
Book value per quarterly weighted average diluted share      $    14.78      $    15.22

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                             PRIME HOSPITALITY CORP.
                      COMPARABLE HOTEL PERFORMANCE SUMMARY
                                  JUNE 30, 2004

                                   THREE MONTHS ENDED                  SIX MONTHS ENDED
                                        JUNE 30,                           JUNE 30,
                               2004      2003     VARIANCE       2004       2003      VARIANCE
                               ----      ----     --------       ----       ----      --------
OWNED AND LEASED HOTELS:
               Occupancy      64.5%     69.8%   (5.3) pts.      61.1%      64.4%    (3.3) pts.
                     ADR     $70.41    $65.16         8.1%     $69.86     $65.93          6.0%
                  REVPAR     $45.44    $45.51       (0.2)%     $42.67     $42.48          0.5%

     SYSTEM-WIDE HOTELS:
             AMERISUITES
               Occupancy      67.6%     71.0%   (3.4) pts.      63.8%      64.6%    (0.8) pts.
                     ADR     $71.33    $66.97         6.5%     $71.24     $68.66          3.8%
                  REVPAR     $48.23    $47.54         1.4%     $45.45     $44.36          2.4%

 WELLESLEY INNS & SUITES
               Occupancy      62.2%     66.4%   (4.2) pts.      60.3%      64.7%    (4.4) pts.
                     ADR     $57.91    $54.52         6.2%     $59.73     $56.07          6.5%
                  REVPAR     $36.04    $36.18       (0.4)%     $36.02     $36.28        (0.7)%

            PRIME HOTELS
               Occupancy      69.7%     73.6%   (3.9) pts.      61.9%      65.3%    (3.4) pts.
                     ADR    $116.45   $112.65         3.4%    $111.79    $110.01          1.6%
                  REVPAR     $81.20    $82.88       (2.0)%     $69.15     $71.88        (3.8)%

  NON-PROPRIETARY BRANDS
               Occupancy      64.3%     67.0%   (2.7) pts.      57.0%      59.7%    (2.7) pts.
                     ADR    $110.93   $107.43         3.3%    $112.22    $108.83          3.1%
                  REVPAR     $71.28    $72.00       (1.0)%     $63.98     $65.00        (1.6)%

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                             PRIME HOSPITALITY CORP.
                                HOTEL STATISTICS
                                  JUNE 30, 2004

                                                 JUNE 2004
                                                 ---------
                                              # OF        # OF
                                             HOTELS       ROOMS
                                             ------       -----
                        AMERISUITES
                              Owned             62         8,024
     (1) Managed-Cash Flow Interest             42         5,214
                            Managed              8         1,077
                         Franchised             36         4,189
                                               ---        ------
                              Total            148        18,504

            WELLESLEY INNS & SUITES
                              Owned             56         6,901
                            Managed              6           667
                         Franchised             19         1,926
                                               ---        ------
                              Total             81         9,494

             PRIME HOTELS & RESORTS
                              Owned              3           595
   (1) Managed - Cash Flow Interest             12         2,321
                                               ---        ------
                              Total             15         2,916

             NON-PROPRIETARY BRANDS
                              Owned              2           505
                            Managed              8         1,521
                      Joint Venture              2           665
                                               ---        ------
                              Total             12         2,691

                    TOTAL PORTFOLIO
                              Owned            123        16,025
       Managed - Cash Flow Interest             54         7,535
                            Managed             22         3,265
                         Franchised             55         6,115
                      Joint Venture              2           665
                                               ---        ------
                              Total            256        33,605


Note: 1) The managed-cash flow interest hotels are operated under management agreements where Prime guarantees a minimum level of cash flow and has a significant participation in cash flow above the minimum levels.